                                                                   EXHIBIT 10.1

                                LOAN AGREEMENT

       THIS AGREEMENT, dated as of May 11, 2000, is between Gaiam, Inc.
         and its subsidiaries (the "Company"), 360 Interlocken Blvd.,
      Suite 300, Broomfield, Colorado 80021 (address), and Norwest Bank
       Colorado N. A.- Boulder (the "Bank"), 1242 Pearl Street, P.O. Box
                            227, Boulder, Colorado.

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

Section 1.1 The terms defined in this Article shall have the meanings specified for all purposes of this Agreement.

(a)  "Borrowing Base" shall mean an amount equal to the sum of the following:

     (1) 75% of the Company's total accounts receivable which are less than 60 days past due according to their assigned selling terms; plus

     (2)  40% of the Company's total finished goods inventory, excluding any
                                                               ---------
     goods being manufactured, subject to further manufacturing processes by the Company, and inventory considered obsolete.

(b)  "Commitment Expiration Date" shall mean January 31, 2002.

(c) "Consolidated Debt to Worth Ratio" shall mean the ratio of (i) the aggregate debt of the Company, determined in accordance with generally accepted accounting principles, less any debt formally subordinated by a creditor to the indebtedness of the Company to the Bank, to (ii) the Company's net equity, determined in accordance with generally accepted accounting principles, less any notes due from stockholders, plus any debt formally subordinated by a creditor to the indebtedness of the Company to the Bank. Debt to trade creditors that subordinate their lien positions to the Bank, if any, shall not be deemed subordinated debt for purposes of the foregoing calculation.

(d) "Current Ratio" shall mean the ratio of current assets of the Company to its current liabilities, determined in accordance with generally accepted accounting principles.

(e) "Equity Equivalent Investments" shall mean cash provided to the Company either by the purchase of common or preferred stock or by the making of Loans to the Company that are formally subordinated to the indebtedness of the Company to the Bank.

(f) "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

(g) "Event of Default" shall mean any of the events listed in Section 5.1 below.

(h) "Loan" or "Loans" mean all advances and draws on Letters of Credit that the Bank agrees to make or issue hereunder.


                                  ARTICLE II
                                  ----------

                                THE COMMITMENT

Section 2.1 The Bank agrees, on the terms herein set forth, to make Loans to the Company under a Revolving Line of Credit in an aggregate amount not exceeding the lesser of the Borrowing Base or $5,000,000.00. The Loans may be in the form of cash advances as requested by the Company on or before the Commitment Expiration Date, when said Loans, together with interest thereon, shall be due and payable. The amount available for Loans at any time shall be the lesser of $5,000,000.00 or the Borrowing Base, minus the aggregate principal amount of all outstanding cash advances. Calculations of the Borrowing Base shall be submitted to the Bank quarterly or with each Loan advance, on the basis of the information and certificates provided pursuant to Sections 4.1(a) and (b) below; however, compliance with the Borrowing Base limitation is a continuing obligation throughout each month. If any time the aggregate balance outstanding on the Loans exceeds the Borrowing Base, the excess shall become immediately due and payable and shall be paid to the Bank within five business days after written notice to the Company.

Section 2.2 The Loan shall be evidenced by a Promissory Note in the maximum principal amount of $5,000,000.00, payable to the order of the Bank on or before January 31, 2002.

Section 2.3 The Loans shall bear interest at a rate equal to the Norwest Bank Colorado National Association Prime Rate (the "Prime Rate") as in effect from time to time, which rate shall change, without notice, whenever the Prime Rate changes, to and including maturity. Overdue principal and (to the extent legally enforceable) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a rate four percentage points above the rate in effect at the time such principal or interest becomes due. Interest shall be payable monthly in arrears on the last day of each month, beginning May 31, 2000.

Section 2.4 The Company shall have the right to repay the Loans in part or in whole at any time without penalty; however, prepayment in full must be accompanied by payment of all accrued interest then due.

Section 2.5 All payments made by the Company on account of principal and of interest shall be made in immediately available funds to the Bank.

Section 2.6 The Bank's commitment to make the initial and all subsequent Loans hereunder shall be subject to the following conditions:

(a) Prior to the initial Loan, payment by the Company of a $6,250.00 loan commitment fee.

(b) Prior to the initial Loan, delivery to the Bank of the Note and all security agreements, financing statements and related documents necessary to confirm or create liens and security interests in favor of the Bank on all the Company's accounts, equipment and inventory as security for the Loan.

(c) As of the dates of the initial and any subsequent Loans, all representations and warranties of the Company contained herein shall be true and no Event of Default shall have occurred and be continuing.



                                  ARTICLE III
                                  -----------

                         REPRESENTATION AND WARRANTIES

The company represents and warrants to the Bank as follows:

Section 3.1 The Company is duly organized, validly existing, and in good standing under the laws of the State of Colorado, and is duly qualified to do business wherever necessary to carry on its present operations.

Section 3.2 The making and performance of this Agreement is within the Company's corporate powers; has been duly authorized by all necessary corporate action; does not require any stockholder consent; does not require the approval of any federal or state regulatory authority; does not contravene any law, regulation or agreement to which the Company is a party or by which it or its assets may be bound; and will not conflict with any provision of the articles of incorporation, bylaws or other governing documents of the Company.

Section 3.3 This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

Section 3.4 There is no pending or threatened action or proceedings before any court or administrative agency which may materially adversely affect the Company's financial condition or operations.

Section 3.5 The Company has good and marketable title to all of its properties or assets (except leased assets), and none of such properties or assets included in the Borrowing Base are subject to any mortgage, pledge, loan security interest, encumbrance or any other security agreement or arrangement of any type whatsoever except the security interests, liens and encumbrances permitted by this Agreement.

Section 3.6 To the best of the Company's knowledge and information no material claim for taxes, whether federal, state or local, are presently being assessed against the Company with respect to any past due taxes, nor are there any tax disputes being litigated or determined by governmental proceedings at the present time that have not been reflected in the financial statements of the Company previously furnished to the Bank.

Section 3.7 The Company or property of the Company is not currently the subject of any threatened or ongoing litigation, judgment, decree, order, citation, compliant, or notice of violation relating to or arising out of environmental laws or issues. For purposes of this Agreement, Contamination and Contaminated shall mean the presence of solid or hazardous wastes, hazardous substances, pollutants or contaminants, petroleum, toxic or hazardous constituents, or similar materials, as such terms are defined under any federal, state, or local statute, whether currently or subsequently enacted, or under common law.

                                   ARTICLE IV
                                   ----------

                           COVENANTS OF THE BORROWER

SECTION 4.1 So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company, the Company shall:

(a) (i) Furnish to the Bank within 45 days after the end of each quarter during each fiscal year a consolidated balance sheet and income statement; (ii) furnish to the Bank within 150 days after the end of each fiscal year of the Company an audited consolidated balance sheet and income statement, supported by consolidating balance sheets and income statements; (iii) furnish to the Bank within 150 days after the end of each fiscal year of the Company projections for the ensuing year; (iv) permit or cause to permit the Bank at any reasonable time to have access to the books and records of the Company, and to inspect or otherwise check the properties of the Company' (v) furnish to the Bank from time to time with reasonable promptness such further information relating to the financial condition and operations of the Company as the Bank may reasonably request; and (vi) reimburse the Bank for any reasonable costs incurred through the performance by the Bank of inspections of the Company's book's or operations.

(b) Furnish to the Bank within 30 days after the end of each calendar quarter and at the time of each request for an advance on the Loan a completed and signed Borrowing Base Certificate a blank copy of which is attached as Exhibit A, accompanied by copies of the same month's end accounts receivable aging and summary inventory lists. The inventory lists so provided shall include separate listings for inventory deemed discontinued or obsolete by the Company.

(c)  Maintain a Current Ratio of at least 1.0 to 1.

(d)  Maintain a Consolidated Debt to Worth Ratio not to exceed 2.0 to 1.

(e) Use the Bank as its principal depository for all demand and savings business accounts.

(f) Allow the Bank the opportunity to bid on all short term investments including certificates of deposit and repurchase agreements.

(g) Maintain insurance with responsible companies on such of its properties, in such amounts and against such amounts and against such risks as is reasonable and customarily maintained by similar businesses operating in the same vicinity, and file with the Bank evidence of such coverage which names the Bank as Loss Payee.

(h) Comply in all material respects with all laws and regulations applicable to its business and operations.

(i) Promptly provide notice to the Bank of (i) the occurrence of an Event of Default; (ii) the occurrence of a "Reportable Event" (as defined in ERISA) ; or
(iii) the institution of steps by the Company to withdraw from or terminate any employee benefit plan as to which the Company may have any liability.

(j) Permit the Bank to perform inspections of the Company's accounts receivable, inventory, and other pertinent financial records. It is agreed that the cost of said inspections shall be reimbursed by the Company to the Bank.

(k) Promptly furnish to the Bank copies of all documents filed by it with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any state securities commission, limited to all registration statements, annual reports on Form 10K, quarterly reports on Form 1OQ, reports on Form 8K, proxy statements and annual reports to shareholders, and all amendments there to.

Section 4.2 So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company hereunder, the Company shall not, without the consent of the Bank, which consent shall not be unreasonably withheld;

(a) Pay a cash dividend on capital stock now or hereafter outstanding, or redeem, retire, purchase or otherwise acquire directly or indirectly any shares of the debtor's stock now or hereafter outstanding.

(b) Enter into any mergers, acquisitions or consolidations unless the Company is the surviving entity.

(c) Sell, lease or otherwise dispose of all or any substantial part of its assets or operation.

(d) Make any loans or advances to another person or entity, enter into any direct borrowings other than purchase money security agreements for equipment acquisitions or assume, guarantee or otherwise become contingently liable on any borrowings or indebtedness of another person or entity without prior written notice to the Bank.

     (i) Advances not to exceed $100,000.00 in aggregate are expressly permitted.

(e)  Permit any Pension and/or Profit Sharing Plan maintained by it to:

     (i)   Engage in any "prohibited transaction" as such term is defined in section 4975 of the Internal Revenue Code of 12954, as amended;

     (ii)  Incur any "accumulated funding deficiency" as such term is defined in section 302 of ERISA; or

     (iii) Terminate in a manner which could result in the imposition of a lien on the property of the Company pursuant to section 4068 to ERISA.

(f) Create, incur or permit to exist any material lien, security interest or other encumbrance upon any of its properties or assets included in the Borrowing Base except (i) liens for taxes or other items not yet overdue or being contested in good faith, (ii) pursuant to purchase money security agreements for equipment acquisitions, or (iii) liens filed unilaterally by third parties.


                                   ARTICLE V
                                   ---------

                               EVENTS OF DEFAULT

Section 5.1 The occurrence of any of the following events shall be an "Event of Default", unless cured within 10 business days of written notice to the Company by the Bank:

a) Any payment of principal or interest shall not be made when due and not be cured within ten business days thereafter; or

(b) Any representation or warranty made by the Company in connection with the execution and delivery of this Agreement, or in any certificate furnished pursuant hereto, shall prove to be at any time incorrect in any material respect; or

(c) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and such failure shall continue for a period of ten business days after written notice to the Company from the Bank; which failure to perform or observe any covenant having occurred subsequent to review of the occasion with the Bank; or

(d) Any obligation of the Company f or the payment of borrowed money is not made at maturity, whether by acceleration or otherwise, or is declared to be due and payable prior to the stated maturity thereof by reason of default or other violation of the terms thereof; or

(e) A default shall have occurred under any other security held by the Bank for the Loans; or

(f) In the opinion of the Bank there shall occur a material adverse change in the financial condition of the Company.

Section 5.2 Upon the occurrence of an Event of Default, the obligation of the Bank to make advances under this Agreement or any other loan commitment to the Company and to issue Letters of Credit shall terminate and the Bank may declare the principal balance, together with accrued interest thereon, to be immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, protest, notice or demand of any kind, all of which are hereby expressly waived by the Company Upon any such Event of Default, the Bank may proceed with each and every remedy provided for it in this Agreement, the Note, or security agreements and other instruments executed in connection with the Loans, anything in said instruments to the contrary not-withstanding, and may pursue any other remedy available to the Bank, whether in law or equity, to enforce collection of all sums due and owing to the Bank, all of such right and remedies being cumulative and not exclusive of all rights and remedies which the Bank has or may have against the Company.


                                  ARTICLE VI
                                  ----------

                                 MISCELLANEOUS

Section 6.1 No failure on the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and then such a waiver or consent shall be effective only in the specific instance and for the purposes for which it was given. No notice or demand on the

Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

Section 6.2 No modification of this Agreement shall be effective unless the same be in writing and mutually agreeable between the two parties.

Section 6.3 The Company agrees to pay all costs incurred by both parties in connection with preparation of this Agreement, the enforcement of any provision of this Agreement, the collection of the Note or the foreclosure or realization upon any security therefor.

Section 6.4 This Loan Agreement supercedes a document of the same name dated January 29, 1999.

Section 6.5 The Company agrees to defend, indemnify, and hold harmless the Bank for, from, and against and to reimburse the Bank with respect to any and all claims, actions, costs and expenses whatsoever (including, without limitation, attorneys fees and expenses and costs reasonably incurred), known or unknown, asserted against or incurred by the Bank at any time by reason of or arising out of or relating to any actual or alleged violation of any existing or future environmental law or actual or threatened Contamination relating to the property or activities of the Company, whether or not such contamination was in violation of any environmental statute. This indemnity shall last indefinitely and is specifically intended to survive this Agreement.

Section 6.6 All notices or other communication s required or permitted under this Agreement shall be in writing and shall be deemed given when personally delivered or mailed to the respective parties' addresses as set forth above.

Section 6.7 This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Colorado.

Norwest Bank Colorado, N.A. Boulder                     Gaiam, Inc.



By:  /s/ Thomas H. Stauffer                             By:  /s/ Jirka Rysavy
     ----------------------                                  ----------------
     Thomas H. Stauffer                                      Jirka Rysavy
     Vice President                                          Chairman & CEO

                                  EXHIBIT "A'
                           BORROWING BASE CERTIFICATE
                           --------------------------

Norwest Bank Colorado, N. A. - Boulder
   (hereinafter referred to as the Bank)
1242 Pearl Street, P.O. Box 227
Boulder, Colorado 80303-0227

COMPANY NAME: Gaiam, Inc.

COLLATERAL:
1.   Accounts Receivable as of ________________

     Total uncollected balances due on open book
Accounts Receivable                                             ________________

Less:
     Assigned accounts which are more than sixty days
     past due according to the assigned selling terms or to
     which there exists a dispute with the debtor               ________________
Less:  Receivables from affiliated companies                    ________________
Less:  Receivables from officers and employees                  ________________
Less:  Unassigned Receivables from Federal Govt.                ________________

Total eligible amount of Accounts Receivable                    ________________

75% of eligible Accounts Receivable                             ________________

2.  Eligible inventory, as described in
    Section 1.1 (a)                                             ________________
    40% of eligible amount of Merchandise
    Inventory allowed                                           ________________

3.  Total eligible collateral Assigned to the Bank
    (Accounts Receivable + Inventory)                           ________________

BORROWINGS:

4.   Amount outstanding previous to this date                   ________________

5.   Today's Borrowings                                         ________________

6.   Total Borrowings outstanding as of today                   ________________

7.   Total Borrowing Availability under the
     Security Agreement                                         ________________

     Amount Available for Borrowing After Today
     (subtract (6) from the lessor of (7) or (3)                ________________

We further certify that there have been no sales, returns, allowances or rebates, or other adjustments or credits in connection with the above mentioned assigned accounts and that the above mentioned assigned accounts represent valid indebtedness which the respective debtors are under legal valid obligation to pay when due, and that none of such accounts is subject to any right of deduction, set-off or counter-claim, and that we have not accepted any note, trade acceptance or other form of settlement of any of the above Accounts Receivable, except as above noted and that the above merchandise inventory is unencumbered except to the Bank and that said inventory has been kept in good condition and repair.

We further certify that there is no default in the conditions set forth in the Security Agreement and Loan Agreement dated May 11, 2000.

COMPANY:    Gaiam, Inc.

OFFICER OF COMPANY: ____________________________________